Exhibit 99

Release:	On receipt, Aug. 8, 2022
Media Contact:	Jane Slusark, 515-362-0482, slusark.jane@principal.com
Investor Contact:	Humphrey Lee, 515-235-9500, lee.humphrey@principal.com

Principal Financial Group® Announces Second Quarter 2022 Results

Declares third quarter common stock dividend

Company Highlights

•	Second quarter 2022 net income attributable to Principal Financial Group®, Inc. (PFG) of $3.1 billion, or $11.94 per diluted share, includes $2.8 billion of income from exited business.
•	Second quarter 2022 non-GAAP operating earnings[1] of $423 million, or $1.65 per diluted share.
•	Returned $402 million of capital to shareholders in second quarter, including $240 million in share repurchases and $162 million of common stock dividends.
•	Company declares third quarter 2022 common stock dividend of $0.64 per share.
•	Assets under management (AUM) of $632 billion managed by PFG, which is included in assets under administration (AUA) of $1.5 trillion.

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for second quarter 2022.

•	Net income attributable to PFG for second quarter 2022 of $3,059.4 million, including $2,827.2 million from exited business, compared to $361.8 million for second quarter 2021. Net income per diluted share of $11.94 for second quarter 2022 compared to $1.32 in the prior year quarter.

•	Non-GAAP operating earnings for second quarter 2022 of $423.0 million, compared to $467.3 million for second quarter 2021. Non-GAAP operating earnings per diluted share of $1.65 for second quarter 2022 compared to $1.70 in the prior year quarter.

•	The transaction to reinsure our in-force U.S. retail fixed annuity and universal life insurance with secondary guarantee (“ULSG”) blocks of business (“reinsurance transaction”) closed in second quarter 2022 with an effective date of January 1, 2022. This resulted in a true-up during the second quarter to transfer the associated first quarter revenue, non-GAAP operating earnings, net income, and AUM to the counterparty. Therefore, the second quarter reported financial results are not comparable to prior periods for Retirement and Income Solutions (RIS)-Spread, Individual Life, and total company.

•	Quarterly common stock dividend of $0.64 per share for third quarter 2022 was authorized by the company’s Board of Directors, bringing the trailing twelve-month dividend to $2.56 per share, an 8% increase compared to the prior year trailing twelve-month period. The dividend will be payable on Sept. 30, 2022, to shareholders of record as of Sept. 8, 2022.

1 Use of non-GAAP financial measures is discussed in this release after segment results. Non-GAAP operating earnings for total company is after tax.

“The strength and resiliency of our diversified business strategy helped to deliver non-GAAP operating earnings of $423 million in the second quarter and generated $1.5 billion of positive net cash flow. We also returned approximately $400 million dollars to our shareholders during this period, and nearly $1.3 billion year to date. Throughout the quarter, uncertainty over central banks tightening caused volatility in equity, interest rate, and foreign currency markets, which negatively impacted our results,” said Dan Houston, chairman, president, and CEO of Principal®.

“Despite these headwinds, strong customer growth and increasing investment yields are helping mitigate macroeconomic pressures. We’re keenly focused on managing expenses in line with revenues and will continue to be disciplined in overseeing business economics and operations,” said Houston.

Second quarter highlights

•	RIS – Fee recurring deposits increased 37% over the second quarter of 2021, including a 14% increase on our legacy block

•	Principal Global Investors (PGI) managed net cash flow of $1.4 billion and 42% pre-tax return on operating revenues less pass-through expenses[2]

•	Principal International reported total AUM of $148.9 billion; reported AUM does not include $189.3 billion of AUM in China

•	Specialty Benefits premium and fees[3] increased 11% from the second quarter of 2021, from record sales, strong retention and employment growth

•	Individual Life business market sales increased 76% from the second quarter of 2021, demonstrating strength in the business and refreshed focus on the value proposition for business owners

•	Returned $401.6 million of capital to shareholders during the second quarter, including:

o	$161.7 million of common stock dividends with the $0.64 per share common dividend paid in the second quarter; and

o	$239.9 million to repurchase 2.9 million shares of common stock

•	Investment performance[4]: 43% of Principal investment options above median on a one-year basis, 62% on a three-year basis, 78% on a five-year basis, and 80% on a ten-year basis; additionally, 69% of fund-level AUM had a 4- or 5-star rating from Morningstar

Strong financial position

•	$1.9 billion of excess and available capital in our holding companies and other subsidiaries, which is available for corporate purposes

•	Statutory risk-based capital (RBC) ratio for Principal Life Insurance Company is estimated to be 415%, above the midpoint of our targeted RBC ratio range of 400%

2 Pre-tax return on operating revenues less pass-through expenses = pre-tax operating earnings, adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

3 Premiums and fees = premiums and other considerations plus fees and other revenues.

4 Includes only funds with ratings assigned by Morningstar; non-rated funds excluded (88 total, 82 are ranked).

Segment Results

Retirement and Income Solutions - Fee

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	2Q22	2Q21	% Change	2Q22	2Q21	% Change
Pre-tax operating earnings[5]	$111.1	$119.8	(7)%	$395.1	$478.4	(17)%
Net revenue[6]	$503.6	$527.0	(4)%	$2,033.8	$2,075.3	(2)%
Pre-tax return on net revenue[7]	22.1%	22.7%		19.4%	23.1%

•	Pre-tax operating earnings decreased $8.7 million primarily due to lower net revenue and higher DAC amortization expense.

•	Net revenue decreased $23.4 million primarily due to lower fees as a result of unfavorable equity and fixed income markets.

Retirement and Income Solutions - Spread

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	2Q22	2Q21	% Change	2Q22	2Q21	% Change
Pre-tax operating earnings	$144.8	$160.4	(10)%	$751.7	$637.7	18%
Net revenue	$162.5	$209.9	(23)%	$897.8	$802.4	12%
Pre-tax return on net revenue	89.1%	76.4%		83.7%	79.5%

•	Pre-tax operating earnings decreased $15.6 million primarily due to lower net revenue and impacts from the reinsurance transaction.

•	Net revenue decreased $47.4 million as growth in the business and higher net investment income were more than offset by impacts from the reinsurance transaction and lower experience gains.

5 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

6 Net revenue = operating revenues less benefits, claims and settlement expenses less dividends to policyholders.

7 Pre-tax return on net revenue = pre-tax operating earnings divided by net revenue.

Principal Global Investors

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	2Q22	2Q21	% Change	2Q22	2Q21	% Change
Pre-tax operating earnings	$180.0	$184.4	(2)%	$706.3	$618.3	14%
Operating revenues less pass-through expenses[8]	$428.7	$414.1	4%	$1,703.4	$1,509.7	13%
Pre-tax return on operating revenues less pass-through expenses	42.3%	44.9%		41.8%	41.4%
Total PGI assets under management (billions)	$469.8	$532.3	(12)%
PGI sourced assets under management (billions)	$243.7	$263.1	(7)%

•	Pre-tax operating earnings decreased $4.4 million as higher operating revenues less pass-through expenses were offset by higher operating expenses.

•	Operating revenues less pass-through expenses increased $14.6 million due to higher performance fees partially offset by lower management fees from unfavorable equity and fixed income market performance.

Principal International

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	2Q22	2Q21	% Change	2Q22	2Q21	% Change
Pre-tax operating earnings	$92.1	$47.7	93%	$336.4	$241.1	40%
Combined net revenue (at PFG share)[9]	$246.0	$214.9	14%	$987.6	$858.9	15%
Pre-tax return on combined net revenue (at PFG share)	37.4%	22.2%		34.1%	28.1%
Assets under management (billions)	$148.9	$167.1	(11)%

•	Pre-tax operating earnings increased $44.4 million primarily due to higher combined net revenue.

•	Combined net revenue (at PFG share) increased $31.1 million as favorable impacts from inflation and more favorable encaje performance were partially offset by headwinds from foreign currency translation and the regulatory fee reduction in Mexico.

8 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for PGI as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

9 Combined net revenue (a non-GAAP financial measure): net revenue for all PI companies at 100% less pass-through commissions. The company has determined combined net revenue (at PFG share) is more representative of underlying net revenue growth for PI as it reflects our proportionate share of consolidated and equity method subsidiaries. In addition, using this net revenue metric provides a more meaningful representation of our profit margins.

Specialty Benefits Insurance

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	2Q22	2Q21	% Change	2Q22	2Q21	% Change
Pre-tax operating earnings	$98.8	$61.7	60%	$310.4	$197.4	57%
Premium and fees	$695.0	$625.3	11%	$2,660.5	$2,416.2	10%
Pre-tax return on premium and fees[10]	14.2%	9.9%		11.7%	8.2%
Incurred loss ratio	62.9%	65.2%		64.1%	66.6%

•	Pre-tax operating earnings increased $37.1 million as a result of growth in the business, improved claim experience, and disciplined expense management.

•	Premium and fees increased $69.7 million driven by record sales, strong retention and employment growth.
•	Incurred loss ratio decreased due to improved claims experience, driven by lower Group Life mortality.

Individual Life Insurance

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	2Q22	2Q21	% Change	2Q22	2Q21	% Change
Pre-tax operating earnings (losses)	$52.9	$64.9	(18)%	$206.1	$(20.2)	NM
Premium and fees	$135.8	$312.5	(57)%	$1,076.2	$1,269.2	(15)%
Pre-tax return on premium and fees	39.0%	20.8%		19.2%	(1.6)%

•	Pre-tax operating earnings decreased $12.0 million primarily due to less favorable net investment income and impacts from the reinsurance transaction.

•	Premium and fees decreased $176.7 million primarily due to impacts from the reinsurance transaction.

Corporate

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	2Q22	2Q21	% Change	2Q22	2Q21	% Change
Pre-tax operating losses	$(152.9)	$(82.7)	(85)%	$(473.4)	$(327.8)	(44)%

•	Pre-tax operating losses increased $70.2 million primarily due to higher operating expenses and unfavorable variable investment income.

10 Pre-tax return on premium and fees = pre-tax operating earnings divided by premium and fees.

Forward looking and cautionary statements

Certain statements made by the company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to non-GAAP operating earnings, net income attributable to PFG, net cash flow, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended Dec. 31, 2021, and in the company’s quarterly report on Form 10-Q for the quarter ended Mar. 31, 2022, filed by the company with the U.S. Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads or a sustained low interest rate environment; the elimination of the London Inter-Bank Offered Rate (“LIBOR”); the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of investments and the determination of the amount of allowances and impairments taken on such investments may include methodologies, estimations and assumptions that are subject to differing interpretations; any impairments of or valuation allowances against the company’s deferred tax assets; the company’s actual experience for insurance and annuity products could differ significantly from its pricing and reserving assumptions; the pattern of amortizing the company’s DAC asset and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; changes in laws, regulations or accounting standards; the company may not be able to protect its intellectual property and may be subject to infringement claims; the company’s ability to pay stockholder dividends, make share repurchases and meet its obligations may be constrained by the limitations on dividends or other distributions Iowa insurance laws impose on Principal Life; litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests; competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; technological and societal changes may disrupt the company’s business model and impair its ability to retain existing customers, attract new customers and maintain its profitability; damage to the company’s reputation; a downgrade in the company’s financial strength or credit ratings; client terminations, withdrawals or changes in investor preferences; the company’s hedging or risk management strategies prove ineffective or insufficient; inability to attract, develop and retain qualified employees and sales representatives and develop new distribution sources; an interruption in information technology, infrastructure or other internal or external systems used for business operations, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems; international business risks including changes to mandatory pension schemes; risks arising from participation in joint ventures; the company may need to fund deficiencies in its “Closed Block” assets; a pandemic, terrorist attack, military action or other catastrophic event; the ongoing COVID-19 pandemic and the resulting financial market impacts; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; risks related to the company’s acquisition of Wells Fargo Bank, N.A.’s IRT business; risks related to existing reinsurance arrangements, including counterparty risk, yearly renewable term mortality reinsurance rate increases, and recapture risk; loss of key vendor relationships or failure of a vendor to protect information of our customers or employees; the company’s enterprise risk management framework may not be fully effective in identifying or mitigating all of the risks to which the company is exposed; and global climate change.

Use of Non-GAAP financial measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

Earnings conference call

On Tuesday, Aug. 9, 2022, at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Dan Houston and Executive Vice President and Chief Financial Officer Deanna Strable will lead a discussion of results and the impacts on future prospects, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

•	Via live Internet webcast. Please go to principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
•	Via telephone by dialing 877-407-0832 (U.S. and Canadian callers) or 201-689-8433 (international callers) approximately 10 minutes prior to the start of the call.
•	Replay of the earnings call via telephone is available by dialing 877-660-6853 (U.S. and Canadian callers) or 201-612-7415 (international callers). The access code is 13731251. This replay will be available approximately two hours after the completion of the live earnings call through the end of day Aug. 12, 2022.
•	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at principal.com/investor.

The company’s financial supplement and slide presentation is currently available at principal.com/investor, and may be referred to during the call.

About Principal®11

Principal Financial Group® (Nasdaq: PFG) is a global financial company with over 18,500 employees12 passionate about improving the wealth and well-being of people and businesses. In business for more than 140 years, we’re helping more than 54 million customers12 plan, insure, invest, and retire, while working to improve our planet, support the communities where we do business, and build a diverse, inclusive workforce. Principal® is proud to be recognized as one of America’s 100 Most Sustainable Companies13, a member of the Bloomberg Gender Equality Index, and a Top 10 “Best Places to Work in Money Management14.” Learn more about Principal and our commitment to sustainability, inclusion, and purpose at principal.com.

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Summary of Principal Financial Group, Inc. and Segment Results

	(in millions)
	Three Months Ended,		Trailing Twelve Months,
Principal Financial Group, Inc. Results:	6/30/22	6/30/21	6/30/22	6/30/21
Net income attributable to PFG	$3,059.4	$361.8	$4,267.3	$1,587.5
Net realized capital (gains) losses, as adjusted	190.8	105.5	368.5	(52.6)
(Income) loss from exited business	(2,827.2)	-	(2,827.2)	-
Non-GAAP Operating Earnings*	$423.0	$467.3	$1,808.6	$1,534.9
Income taxes	103.8	88.9	424.0	290.0
Non-GAAP Pre-Tax Operating Earnings	$526.8	$556.2	$2,232.6	$1,824.9

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$255.9	$280.2	$1,146.8	$1,116.1
Principal Global Investors	180.0	184.4	706.3	618.3
Principal International	92.1	47.7	336.4	241.1
U.S. Insurance Solutions	151.7	126.6	516.5	177.2
Corporate	(152.9)	(82.7)	(473.4)	(327.8)
Total Segment Pre-Tax Operating Earnings	$526.8	$556.2	$2,232.6	$1,824.9

	Per Diluted Share
	Three Months Ended,		Six Months Ended,
	6/30/22	6/30/21	6/30/22	6/30/21
Net income	$11.94	$1.32	$13.21	$3.19
Net realized capital (gains) losses, as adjusted	0.74	0.39	0.94	0.04
(Income) loss from exited business	(11.03)	0.00	(10.87)	0.00
Adjustment for redeemable noncontrolling interest	0.00	(0.01)	0.00	0.00
Non-GAAP Operating Earnings	$1.65	$1.70	$3.28	$3.23
Weighted-average diluted common shares outstanding (in millions)	256.3	275.1	260.0	275.7

11 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

12 As of June 30, 2022

13 Barron’s, 2022

14 Pensions & Investments, 2021

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted, income (loss) from exited business and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

	Period Ended,
	6/30/22	12/31/21
Total assets (in billions)	$293.2	$304.7
Stockholders’ equity (in millions)	$11,078.6	$16,125.8
Total common equity (in millions)	$11,036.8	$16,069.4
Total common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (in millions)	$12,561.5	$12,894.9
End of period common shares outstanding (in millions)	249.9	261.7
Book value per common share	$44.16	$61.40
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$50.27	$49.27

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	6/30/22	12/31/21
Stockholders’ Equity, Excluding AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$11,078.6	$16,125.8
Noncontrolling interest	(41.8)	(56.4)
Stockholders’ equity available to common stockholders	11,036.8	16,069.4
Cumulative change in fair value of funds withheld embedded derivative	(2,423.2)	-
Net unrealized capital (gains) losses	3,618.2	(3,519.2)
Net unrecognized postretirement benefit obligation	329.7	344.7
Stockholders’ equity, excluding AOCI other than cumulative change in fair value of funds withheld embedded derivative and foreign currency translation adjustment, available to common stockholders	$12,561.5	$12,894.9

Book Value Per Common Share, Excluding AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$44.16	$61.40
Cumulative change in fair value of funds withheld embedded derivative	(9.69)	0.00
Net unrealized capital (gains) losses	14.48	(13.45)
Net unrecognized postretirement benefit obligation	1.32	1.32
Book value per common share, excluding AOCI other than foreign currency translation adjustment	$50.27	$49.27

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	6/30/22	6/30/21	6/30/22	6/30/21
Income Taxes:
Total GAAP income taxes	$822.5	$61.0	$1,037.4	$297.9
Net realized capital gains (losses) tax adjustments	62.7	25.2	133.7	(33.6)
Exited business tax adjustments	(791.3)	-	(791.3)	-
Income taxes related to equity method investments and noncontrolling interest	9.9	2.7	44.2	25.7
Income taxes	$103.8	$88.9	$424.0	$290.0

Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$(227.9)	$(41.1)	$(446.2)	$308.9

Recognition of front-end fee revenues	(1.5)	4.0	(2.8)	(8.3)
Market value adjustments to fee revenues	0.1	-	(0.1)	(2.0)
Net realized capital gains (losses) related to equity method investments	(9.0)	(0.4)	(29.1)	(3.9)
Derivative and hedging-related revenue adjustments	(33.7)	(39.4)	(156.3)	(162.0)
Sponsored investment fund adjustments	5.9	5.1	22.9	20.0
Amortization of deferred acquisition costs	(7.6)	(10.7)	(17.1)	84.4
Capital gains distributed – operating expenses	35.0	(32.6)	70.1	(109.5)
Amortization of other actuarial balances	(11.8)	(10.2)	(5.4)	31.5
Market value adjustments of embedded derivatives	(21.5)	2.5	37.5	(31.0)
Capital gains distributed – cost of interest credited	(5.4)	(0.3)	(2.9)	(21.7)
Net realized capital gains (losses) tax adjustments	62.7	25.2	133.7	(33.6)
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	23.9	(7.6)	27.2	(20.2)
Total net realized capital gains (losses) after-tax adjustments	37.1	(64.4)	77.7	(256.3)

Net realized capital gains (losses), as adjusted	$(190.8)	$(105.5)	$(368.5)	$52.6

Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Strategic review costs and impacts	$(67.4)	$-	$(67.4)	$-
Amortization of reinsurance losses	(41.4)	-	(41.4)	-
Impacts to actuarial balances of reinsured business	(29.0)	-	(29.0)	-
Net realized capital gains (losses) on funds withheld assets	689.0	-	689.0	-
Change in fair value of funds withheld embedded derivative	3,067.3	-	3,067.3	-
Tax impacts of exited business	(791.3)	-	(791.3)	-
Total income (loss) from exited business	$2,827.2	$-	$2,827.2	$-

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	6/30/22	6/30/21	6/30/22	6/30/21
Principal Global Investors Operating Revenues Less Pass-Through Expenses:
Operating revenues	$463.6	$453.7	$1,858.0	$1,664.3
Commissions and other expenses	(34.9)	(39.6)	(154.6)	(154.6)
Operating revenues less pass-through expenses	$428.7	$414.1	$1,703.4	$1,509.7

Principal International Combined Net Revenue (at PFG Share)
Pre-tax operating earnings	$92.1	$47.7	$336.4	$241.1
Combined operating expenses other than pass-through commissions (at PFG share)	153.9	167.2	651.2	617.8
Combined net revenue (at PFG share)	$246.0	$214.9	$987.6	$858.9